SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 21, 2013, National Health Investors, Inc. (the “Company”) announced it has priced its underwritten public offering of 4,500,000 shares of its common stock at a price to public of $57.00 per share for net proceeds of approximately $245.3 million, after deducting the underwriting discounts and commissions and other estimated offering expenses of the offering payable by the Company. The Company also granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of the Company’s common stock. The offering is expected to close on or about November 27, 2013, subject to customary closing conditions. A copy of the Company’s press release announcing the pricing of its underwritten public offering is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number        Title

99.1        Press Release dated November 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: November 21, 2013	By:	/s/ J. Justin Hutchens

J. Justin Hutchens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated November 21, 2013.